UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2015

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On April 27, 2015, Global Partners LP (the “Partnership”) and certain of its subsidiaries entered into the Third Amendment to the Second Amended and Restated Credit Agreement (the “Third Amendment”), which amends the Second Amended and Restated Credit Agreement dated December 16, 2013 (as amended, the “Credit Agreement”).  The Third Amendment amends certain terms, provisions and covenants to take into account (i) the Partnership’s previously announced proposed acquisition of certain owned and/or leased retail gas stations and dealer supply contracts in New York City and Prince George’s County, Maryland and (ii) future acquisitions of similar assets.  In addition, the Third Amendment permits the Partnership to use proceeds from a sale of its units to a third party in order to repurchase units from Original Investors (as such term is defined in the Credit Agreement).

All other material terms of the Credit Agreement remain the same as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Third Amendment to Second Amended and Restated Credit Agreement dated April 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	GLOBAL GP LLC
its General Partner

Dated: April 30, 2015		By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amendment to Second Amended and Restated Credit Agreement dated April 27, 2015.